SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

   Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

                        Date of Report: February 28, 2006
                        (Date of earliest event reported)

                           STEM CELL INNOVATIONS, INC.
             (Exact name of registrant as specified in its charter)

            Delaware                      0-10379                22-2313648
(State or other jurisdiction of    (Commission File No.)       (IRS Employer
         incorporation)                                      Identification No.)


                                1812 Front Street
                             Scotch Plains, NJ 07076
                    (Address of Principal Executive Offices)

                                 (908) 663-2150
               (Registrant's telephone number including area code)

          (Former name or former address, if changed since last report)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.
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        On February 28, 2006, Alpha Capital A.G. ("Alpha") (a) exercised, on a cashless basis, its warrant (the "Warrant") to purchase shares of the Company's common stock and received 4,000,000 shares, (b) sold such 4,000,000 shares, and
(c) exercised, on a cashless basis, its Warrant and received 3,000,000 shares. Upon completion of the two exercises, the number of shares of common stock which Alpha is entitled to acquire upon the exercise of the Warrant was reduced from 25,500,000 to 18,297,102. Under the terms of the Warrant, Alpha is entitled to exercise the Warrant, on a cashless basis, and receive a number of shares equal to (x) the number of shares exercised under the terms of the Warrant multiplied by (y) a fraction, the numerator of which is the difference between the fair market value of the common stock (as determined by the Warrant) and the exercise price of a share of common stock under the terms of the Warrant, and the denominator of which is the fair market value of the common stock.

        The issuances described above were made by the Company in reliance upon the exemption from registration provided under Section 3(a)(9) of the Securities Act of 1933, as amended.





                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  March 6, 2006



                                            STEM CELL INNOVATIONS, INC.

                                            By: /s/ JAMES H. KELLY
                                                -------------------------------
                                            Its:   Chief Executive Officer

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